SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2004

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

Item 5. OTHER EVENTS

On July 29, 2004, we issued a press release that Columbia Banking System, Inc was issuing a $0.07 per share cash dividend. The dividend will be paid on August 25, 2004 to shareholders of record at the close of business August 11, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Exhibits.

99.1	Press Release dated July 29, 2004 announcing quarterly cash dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2004	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
Chief Executive Officer

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